EXHIBIT 99.1

PRESS RELEASE DATED FEBRUARY 10, 2011

Calais Resources Announces the Completion of Financial Statement Audits
Expects to File All Outstanding Quarterly and Annual Reports by April 2011
Releases Selected Financial Information

Press Release:  Source:      Calais Resources, February 10, 2011

Denver, Colorado USA – CALAIS RESOURCES, INC (“Calais” the “Company”) (OTC Pink Sheets: CAAUF), a development stage mineral exploration company, announced today that its independent auditors have completed audits of the Company’s financial statements for the fiscal years ended May 31, 2005, 2006, 2007, 2008, 2009 and 2010.  The completion of these audits marks the most significant milestone the Company has made towards achieving regulatory compliance since 2004, when severe financial difficulties left the Company substantially without cash, employees or legal or audit services.

R. David Russell, the Company’s new CEO and Executive Chairman of the Board said, “This has been a monumental and long-overdue task that would not have been possible without the meticulous and dedicated support of our legal, accounting and audit teams. I am pleased to be past this significant hurdle and am anxious to begin the next phase of our plan to achieve regulatory compliance in the next few months.”

In order to achieve regulatory compliance, the Company must first file all delinquent quarterly and annual financial filings with the U.S. Securities and Exchange Commission (“SEC”) and the British Columbia Securities Commission (“BCSC”).  The process of completing these filings is expected to take until April 2011; however, full compliance may take longer and is up to the discretion of the SEC and BCSC.  In addition, a National Instrument 43-101 (“NI 43-101”) Technical Report on the Company’s resource properties will soon be filed on SEDAR as required by the BCSC.  The process to lift the current Cease Trade Order in British Columbia, Canada, will also be initiated concurrent with the aforementioned filings.

Financial Information

The Company also announced certain financial information for the fiscal year ended May 31, 2010 (audited).  In addition, it released certain information regarding its first and second fiscal quarters ended August 31, 2010, and November 30, 2010, respectively.  All in US Dollars.

Results of Operations

During the fiscal year ended May 31, 2010, the Company reported a net loss of $3.2 million, driven by interest and financing costs related to the Company’s then-outstanding debt as well as certain non-recurring losses.  The Company recently lowered its interest and financing fees as the result of a February 2010 renegotiation of its debt portfolio.

Calais Resources, Inc
PO Box 653  Nederland, CO  80466-0653
Phone:  (303)  258 - 3806    Fax:  (303)  258 – 0402
Website:    Calaisresources.com

The Company reported net losses of $393,853 and $397,729 during the quarters ended August 31, 2010, and November 30, 2010, respectively.

Deficit accumulated during the development stage was $45,781,468 as of May 31, 2010.

Balance Sheet Data

The Company ended its 2010 fiscal year with $27,919 in cash, which was not sufficient for ongoing operations.  During the following six months, the Company completed several private placements and ended its fiscal second quarter with $1.2 million in cash.  These capital-raising activities are intended to fund the Company’s plan to achieve regulatory compliance and further exploration of its mining properties.  Common shares outstanding were 76,278,142, 93,478,142, and 126,886,895 as of May 31, 2010, August 31, 2010, and November 30, 2010, respectively.

Since May 31, 2010, the Company has executed against a plan to lower its trade debts through payoff and debt settlements.  Between May 31, 2010, and November 30, 2010, the Company lowered its outstanding trade payables by approximately 22% from $524,799 at May 31, 2010 to $404,429 as of November 30, 2010.

In February 2010, the Company consolidated its fragmented debt structure into one note payable to Brigus Gold Corporation (“Brigus”).  As of May 31, 2010, the balance of this note was $10,253,878 and the balance has remained unchanged since that time.  On January 18, 2011, the Company announced an extension until June 30, 2011, of the forbearance period of the Company’s note payable to debt restructure.  Management believes that the extension will allow sufficient time for Calais to satisfy and/or extinguish its debt to Brigus.

As announced previously, the Company entered into settlement agreements with several parties to its Canadian-dollar-based convertible debentures in December 2010, thereby extinguishing nearly all of its $5 million in convertible debenture liabilities outstanding as of May 31, 2010.

“We have made significant progress towards alleviating the Company’s debt obligations and streamlining our cost structure,” said Mr. Russell.  “I look forward to updating investors with our full financial statements and updates on our continued turnaround efforts as we continue to work towards a full revocation of the 2004 Cease Trade Order from the BCSC.”

Calais will schedule an annual meeting of shareholders in the next four months to take place in the Denver, Colorado area.

About Calais

Calais Resources is an exploration and development company which owns and operates the Cross and Caribou gold and silver mine operations in Colorado and the White Caps mine operation in Manhattan, Nevada.  The Company is currently in the initial stages of reviewing the reopening of the fully permitted Cross Mine, which includes resuming underground exploration activities in Colorado and surface exploration in Nevada.  Calais’ common stock is currently quoted on the OTC Pink under the symbol CAAUF.

Calais Resources, Inc
PO Box 653  Nederland, CO  80466-0653
Phone:  (303)  258 - 3806    Fax:  (303)  258 – 0402
Website:    Calaisresources.com

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein and subsequent oral statements made by and on the behalf of the Company may contain “forward-looking statements.”  Such forward-looking statements may be identified by words such as “intends,” “anticipates,” believes,” “expects,” and “hopes” and includes, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working and construction capital, anticipated revenues and related expenses.  Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ending May 31, 2004 and other filings with the Securities Exchange Commission (SEC), under the caption of “Risk Factors.”  Many of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements, except as otherwise required by applicable securities statutes or regulations.

CAUTIONARY STATEMENTS FOR U.S. INVESTORS

The resources estimates referred to in this press release have been prepared in accordance with the standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (“NI 43-101”).  These standards are different from the standards generally permitted in reports filed with the SEC.  Under     NI 43-101, Calais Resources reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC.  The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves.  U.S. investors are cautioned not to assume that any part of the measured or indicated resources will ever be converted into economically mineable reserves.  The estimation of inferred resources involves far greater uncertainly as to their existence and economic viability than the estimation of other categories of resources.

Canadian regulations permit the disclosure of resources in terms of “contained ounces;” however, the SEC only permits issuers to report “mineralized material” in tonnage and grade without reference to contained ounces.  Under U.S. regulations, the tonnage and grade described herein under the “measured” and “indicated” categories would be characterized as mineralized material.  The disclosure herein is being made by Calais Resources to provide a means of comparing its project to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43–101, and to comply with applicable disclosure requirements.

U.S. investors should be aware that Calais Resources has no “reserves” as defined by Industry Guide 7 and are cautioned not to assume that any part or all of the potential target mineralization will ever be confirmed or converted into “reserves” that are compliant with Industry Guide 7.

Contact:
Calais Resources, Inc
David Young
President
(303) 483 5163
Email:          Info@calaisresources.com
Website:      www.CalaisResources.com

Calais Resources, Inc
PO Box 653  Nederland, CO  80466-0653
Phone:  (303)  258 - 3806    Fax:  (303)  258 – 0402
Website:    Calaisresources.com